UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Supernus Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This supplement (this “Supplement”) amends and supplements the definitive joint proxy statement/prospectus filed by Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 11, 2026 (the “Proxy Statement”), relating to the Agreement and Plan of Merger, dated as of August 1, 2026, by and among Supernus, Indivior Pharmaceuticals, Inc. (“Indivior”) and Artemis Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Supernus, with Supernus surviving as a wholly owned subsidiary of Indivior (the “Merger”), and to the special meeting of Supernus stockholders to be held on October 15, 2026 (the “Supernus Special Meeting”).

Capitalized terms used but not otherwise defined in this Supplement have the meanings given to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement, which should itself be read in its entirety. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or inconsistent information contained in the Proxy Statement.

Background of the Supplemental Disclosures

Following the filing of the Proxy Statement, Supernus received demand letters from purported Supernus stockholders (collectively, the “Demand Letters”) and two complaints were filed by purported stockholders of Supernus in the Supreme Court of the State of New York, County of New York (collectively, the “Complaints”). The Demand Letters and Complaints generally allege, among other things, that the Proxy Statement contains certain disclosure deficiencies and/or incomplete information regarding the merger.

Supernus believes that the claims asserted in the Demand Letters and Complaints are without merit and that no supplemental disclosure to the Proxy Statement is or was required under any applicable law, rule or regulation. Supernus denies that it has violated any law or breached any duty to its stockholders, and denies all of the allegations in the Demand Letters and Complaints. However, solely to eliminate the burden, expense and uncertainty of litigation, to moot disclosure claims asserted in the Demand Letters and Complaints, and to avoid the risk that the Demand Letters or Complaints may delay or otherwise adversely affect the Merger, and without admitting any liability or wrongdoing, Supernus and Indivior have determined to voluntarily supplement the Proxy Statement with the disclosures set forth below (the “Supplemental Disclosures”). Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under any applicable law of any of the Supplemental Disclosures. To the contrary, Supernus and Indivior specifically deny that any additional disclosure is or was required.

Supplemental Disclosures to the Proxy Statement

The following Supplemental Disclosures should be read together with the Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information herein supersedes or supplements that information. All page references are to pages in the Proxy Statement, and capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement. New text is indicated in bold, underlined text and, where applicable, deleted text is indicated in ~~strikethrough text~~.

1.	The disclosure under the heading “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Selected Companies Analysis—Supernus,” beginning on page 89 of the Proxy Statement, is amended and supplemented by amending and restating the second sentence of the fourth paragraph thereof as follows.

Cantor then adjusted for Supernus’s estimated cash ~~and debt~~ of approximately $372 million and debt of $0, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, and divided by ~~the number~~ a range of fully diluted shares of Supernus Shares of approximately 60.3 million to 61.4 million based on 2027E Revenue and approximately 60.3 million to 61.5 million based on 2028E Revenue, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management (determined using the treasury stock method) as of July 28, 2026.

The disclosure under the heading “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Selected Companies Analysis—Indivior,” beginning on page 89 of the Proxy Statement, is amended and supplemented by amending and restating the second sentence of the fourth paragraph thereof as follows.

Cantor then adjusted for Indivior’s estimated cash ~~and debt~~ of approximately $249 million and debt of approximately $500 million, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, further reduced the resulting implied equity value by the $1 billion aggregate amount of the Special Dividend and divided by ~~the number~~ a range of fully diluted Indivior Shares of approximately 139.2 million to 139.3 million based on 2027E Revenue and approximately 124.0 million to approximately 139.3 million based on 2028E Revenue, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management (determined using the treasury stock method) as of July 28, 2026.

2.	The disclosure in the section entitled “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Discounted Cash Flow Analyses—Discounted Cash Flow Analysis—Supernus,” beginning on page 90 of the Proxy Statement, is amended and supplemented by amending and restating the second and third paragraphs thereof as follows:

In performing this analysis, Cantor calculated a range of equity values for Supernus Shares by (a) discounting to June 30, 2026, using discount rates ranging from 9.5% to 11.5% (reflecting Supernus’s estimated weighted average cost of capital, derived using the Capital Asset Pricing Model and a size premium) and the mid-year convention, (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Supernus over the forecast period and (ii) an implied terminal value of Supernus, calculated assuming that Supernus’s after-tax unlevered free cash flow would grow or decline in perpetuity after December 31, 2040 at rates ranging from negative 10.0% to positive 3.0%, reflecting Supernus’s management guidance regarding product and indication loss of exclusivities, continued pipeline growth outlook, and the impact from potential competition in the indications, and (b) adjusting for Supernus’s estimated cash ~~and debt~~ of approximately $372 million and debt of $0, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, and the estimated present value of certain remaining net operating losses and other tax attributes after 2040.

Cantor then divided the resulting equity values by the applicable ~~number~~ range of fully diluted shares of Supernus Shares of approximately 61.0 million to 61.7 million, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management (determined using the treasury stock method) as of July 28, 2026. This analysis indicated an approximate implied per share equity value reference range for Supernus Shares of $50.55 to $59.50.

3.	The disclosure in the section entitled “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald— Discounted Cash Flow Analyses—Discounted Cash Flow Analysis—Indivior,” beginning on page 91 of the Proxy Statement, is amended and supplemented by amending and restating the second and third paragraphs thereof as follows:

In performing this analysis, Cantor calculated a range of equity values for Indivior Shares by (a) discounting to June 30, 2026, using discount rates ranging from 8.0% to 10.0% (reflecting Indivior’s estimated weighted average cost of capital, derived using the Capital Asset Pricing Model and a size premium) and the mid-year convention, (i) the forecasted after-tax unlevered free cash flows of Indivior over the forecast period and (ii) an implied terminal value of Indivior, calculated assuming that Indivior’s after-tax unlevered free cash flow would grow or decline in perpetuity after December 31, 2040 at rates ranging from negative 10.0% to positive 3.0%, reflecting Supernus’s management guidance regarding product and indication loss of exclusivity, continued commercial growth outlook, and the impact from potential competition in the indication, and (b) adjusting for Indivior’s estimated cash ~~and debt~~ of approximately $249 million and debt of approximately $500 million, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, and the $1 billion Special Dividend.

Cantor then divided the resulting equity values by the applicable ~~number~~ range of fully diluted Indivior Shares of approximately 124.0 million to 139.3 million, as provided by Supernus’s management and approved for Cator’s use by Supernus’s management, determined using the treasury stock method as of July 28, 2026. This analysis indicated an approximate dividend-adjusted implied per share equity value reference range for Indivior Shares of $24.20 to $43.90.

4.	The disclosure in the section entitled “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Illustrative Contribution Analysis,” beginning on page 91 of the Proxy Statement, is amended and supplemented by amending and restating the third sentence of the first paragraph thereof as follows:

Cantor then adjusted for each company’s estimated cash ~~and debt~~ of approximately $372 million for Supernus and of approximately $249 million for Indivior and debt of $0 million for Supernus and of approximately $500 million for Indivior, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, to calculate the implied equity value for each company, and further divided by the number of fully diluted shares of Supernus Shares of approximately 60.8 million and of Indivior Shares of approximately 124.0 million, as provided by Supernus’s management and approved for Cator’s use by Supernus’s management (determined using the treasury stock method), in each case as of July 28, 2026, to calculate the implied equity value per share for each company.

5.	The disclosure under the heading “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Selected Precedent Transactions Analysis—Supernus,” beginning on page 92 of the Proxy Statement, is amended and supplemented by amending and restating the second sentence of the third paragraph thereof as follows:

Cantor then adjusted for Supernus’s estimated cash ~~and debt~~ of approximately $372 million and debt of $0, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, and divided by the applicable ~~number~~ range of fully diluted Supernus Shares of approximately 61.1 million to 62.1 million, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management (determined using the treasury stock method) as of July 28, 2026.

6.	The disclosure under the heading “The Merger—Opinion of Supernus's Financial Advisor—Opinion of Cantor Fitzgerald—Selected Precedent Transactions Analysis—Indivior,” beginning on page 92 of the Proxy Statement, is amended and supplemented by amending and restating the second sentence of the second paragraph thereof as follows:

Cantor then adjusted for Indivior’s estimated cash ~~and debt~~ of approximately $249 million and debt of approximately $500 million, in each case, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management, further reduced the resulting implied equity value by the $1 billion Special Dividend and divided by the applicable ~~number~~range of fully diluted Indivior Shares of approximately 124.0 million to 139.3 million, as provided by Supernus’s management and approved for Cantor’s use by Supernus’s management (determined using the treasury stock method) as of July 28, 2026.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Indivior filed with the SEC on September 11, 2026, a document that serves as a prospectus of Indivior and a definitive joint proxy statement of Indivior and Supernus (the “joint proxy statement/prospectus”). On September 11, 2026, Supernus filed with the SEC the definitive joint proxy statement/prospectus relating to the Merger and the Supernus Special Meeting. Each party has filed other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive joint proxy statement/prospectus has been sent to Indivior’s stockholders and Supernus’ stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Indivior and Supernus with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Indivior with the SEC are available free of charge on Indivior’s website at www.indivior.com or by contacting Indivior’s Investor Relations at InvestorRelations@indivior.com. Copies of the documents filed by Supernus with the SEC are available free of charge on Supernus’ website at www.supernus.com.

No Offer or Solicitation

This supplement and the information contained herein is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This supplement does not constitute a prospectus or prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Indivior and Supernus and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Indivior is available in the Indivior proxy statement for its 2026 Annual Meeting, which was filed with the SEC on March 27, 2026. Information about directors and executive officers of Supernus is available in the Supernus proxy statement for its 2026 Annual Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from Indivior and Supernus as indicated above.

Forward-Looking Statements

This supplement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Supernus’s and Indivior’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These statements, including statements regarding the proposed merger of equals of Supernus and Indivior, the expected timing of the closing, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the proposed merger may not be completed in a timely manner or at all; the failure to obtain the required approvals of Supernus' or Indivior’s stockholders; the failure or delay in obtaining required regulatory approvals, or the imposition of conditions in connection therewith; the failure to satisfy the other conditions to closing; the possibility that a competing or superior acquisition proposal is made; the fact that the exchange ratio is fixed and will not be adjusted for changes in the market price of Supernus or Indivior shares; the effect of the announcement, pendency or completion of the transaction on the market price of Supernus and Indivior shares; the effect of the additional indebtedness incurred to fund the Special Dividend on the combined company; the effects of business disruption resulting from the announcement or pendency of the transaction; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the risk that the merger does not qualify for its intended treatment as a tax-free reorganization; the occurrence of any event that could give rise to termination of the merger agreement, including in circumstances requiring payment of a termination fee; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in Supernus’ and Indivior’s filings with the SEC and in the joint proxy statement/prospectus. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. These forward-looking statements speak only as of the date of this supplement and neither Supernus nor Indivior undertakes any obligation to update any forward-looking statement, except as required by applicable law.

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